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                                                                    EXHIBIT 23.9

                  CONSENT OF MORGAN STANLEY & CO. INCORPORATED

     We hereby consent to the use in the Registration Statement of Transocean Sedco Forex Inc. ("Transocean") on Form S-4 and in the Joint Proxy Statement/Prospectus of Transocean and R&B Falcon Corporation, which is part of the Registration Statement, of our opinion dated August 19, 2000 appearing as Annex B to such Joint Proxy Statement/Prospectus, to the description therein of such opinion and to the references therein to our name in the section entitled "Fairness Opinion of Morgan Stanley & Co. Incorporated." In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

                                            MORGAN STANLEY & CO.
                                            INCORPORATED

                                            By: /s/ WILLIAM D. McCOMBE
                                              ----------------------------------
                                                William D. McCombe
                                                Managing Director

New York, New York
September 18, 2000